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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in the Registration Statement on Form S-4 of Pacific City Financial Corporation (Registration No. 333-[                        ]) of: (i) our report dated December 24, 2009, with respect to the audit of the balance sheets of North Asia Investment Corporation as of June 30, 2009 and 2008, and the related statements of operations, shareholders' equity, and cash flows for the year ended June 30, 2009 and the periods from December 6, 2007 (date of inception) to June 30, 2008 and December 6, 2007 (date of inception) to June 30, 2009, which report is included with the Annual Report on Form 20-F filed by North Asia Investment Corporation on December 24, 2009; and (ii) to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 8, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM